Exhibit 99.1

pdvWireless Provides Update on FCC Joint Petition for Rulemaking Process

WOODLAND PARK, NJ – May 31, 2016 – pdvWireless, Inc., (the “Company”) (NASDAQ: PDVW), a private wireless communications carrier and provider of mobile workforce management solutions,  today acknowledged the existence of third party commentary discussing their view of the status of the Joint Petition for Rulemaking the Company filed with the Federal Communications Commission (the “FCC”) requesting a realignment of a portion of the 900 MHz band from narrowband to broadband.  To the Company’s knowledge, the FCC has not reached a decision on the Joint Petition.  The Company is aware, based on filings with the FCC, that a number of opponents to the Joint Petition have recently held meetings with the FCC.  The Company is continuing to maintain an open dialogue with the FCC and other interested parties to achieve its desired outcome on the Joint Petition.  The Company intends to provide an update on the status of the Joint Petition during its next earnings call, which will be held in mid-June 2016.

About pdvWireless

pdvWireless, Inc. is a private wireless communications carrier and provider of mobile workforce management solutions that increase the productivity of field-based workers and the efficiency of their dispatch and call center operations.  pdvWireless has commenced launching private push-to-talk networks in major markets throughout the United States. Its patented and industry-validated SaaS technology improves team communication and field documentation across a wide array of industries, including transportation, distribution, construction, hospitality, waste management and field service.

In May 2015, the Company and the Enterprise Wireless Alliance (EWA) filed proposed rules with the FCC related to their Joint Petition for Rulemaking, which outline recommended procedural and technical operating parameters and processes related to the administration and sequence of the proposed realignment of the 900 MHz band. The proposed rules were placed on Public Notice by the FCC and the comment and reply comment cycle each have been completed. The petition for realignment of the band is aimed at making more efficient use of the Company’s spectrum, and providing customers with more choices by giving the Company the flexibility to deploy more robust broadband technologies in the future.

pdvWireless’ Chairman, Brian McAuley and Vice Chairman, Morgan O'Brien, were the co-founders of Nextel Communications and have over 60 years of combined experience in two-way radio operations and FCC regulatory matters. pdvWireless is headquartered in Woodland Park, New Jersey.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements as defined under the Federal securities laws.  These forward-looking statements include statements regarding the Company’s Joint Petition for Rulemaking. Any forward-looking statements contained herein are based on the Company’s current expectations, but are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s efforts to increase the value of its spectrum, including its Joint Petition for Rulemaking, may not be successful and may take longer or cost more than anticipated; the wireless communication industry is highly competitive and the Company may not compete successfully; and government regulation could adversely affect the Company’s business and prospects. These and other factors that may affect the Company’s future results or operations are identified and described in more detail in its filings with the Securities and Exchange Commission (the “SEC”), including the risks factors and uncertainties described in its Annual Report on Form 10-K for the fiscal year ended March 31, 2015 filed with the SEC on June 10, 2015. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Timothy Gray

Chief Financial Officer

pdvWireless, Inc.

973-771-0981

ir@pdvwireless.com

Joe Millsap / Adam Pollack / Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449